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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------


                               INNOVA CORPORATION
             (Exact name of registrant as specified in its charter)


             Washington                                 91-1453311
      (State Incorporation)              (I.R.S. Employer Identification Number)





                            Gateway North, Building 2
                             3325 South 116th Street
                         Seattle, Washington 98168-1974
                                 (206) 439-9121

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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           Securities registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
        to be registered                     each class is to be registered



                                      None


           Securities registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value








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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The response to this item is incorporated by reference from the information contained under the captions "Description of Capital Stock," "Shares Eligible for Future Sale," and "Shares Eligible for Future Sale___Outstanding Registration Rights," contained in the Amendment No. 1 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on July 24, 1997, under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

                  3.1 Second Restated Articles of Incorporation (as will be effective on closing of offering)

                  3.3      Amended and Restated Bylaws

                  10.7 Registration Rights Agreement dated as of May 26, 1994, by and among the Registrant, Bachow Investment Partners III, L.P., Paul S. Bachow Co-Investment Fund, L.P., and Paul S. Bachow, as amended April 26, 1996, April 30, 1997 and June 13, 1997

                  Incorporated by reference from the exhibit of the same number in the Registrant's Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 24, 1997.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

         Dated:  August 1, 1997

                                    INNOVA CORPORATION



                                    By:  /s/ JOHN M. HEMINGWAY
                                       --------------------------------------
                                             John M. Hemingway, Secretary and
                                             Chief Financial Officer